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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Sport-Haley, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF SPORT-HALEY, INC.
to be held March 31, 2004

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sport-Haley, Inc. will be held at the Company's offices, 4600 E. 48th Avenue, Denver, Colorado 80216 on Thursday, March 31, 2004, at 10:00 a.m., Mountain Time, and thereafter as it may from time to time be adjourned, for the following purposes:

  1.
  To elect six directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

  2.
  To ratify the appointment of Hein + Associates LLP as independent certified public accountants for the Company; and

  3.
  To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The board of directors has fixed the close of business on February 13, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting at Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216, during normal business hours.

        A proxy statement which describes the formal business to be conducted at the annual meeting is attached to this Notice.

By Order of the Board of Directors,
March 1, 2004	/s/ PATRICK W. HURLEY Patrick W. Hurley, Corporate Secretary and Chief Financial Officer

IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

SPORT-HALEY, INC.
4600 E. 48TH AVENUE
DENVER, COLORADO 80216

PROXY STATEMENT

Relating to the Annual Meeting
of Shareholders to be held March 31, 2004

GENERAL

        The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc. (hereinafter referred to as the "Company" or "Sport-Haley") for use at the annual meeting of shareholders to be held at the offices of Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216 on Wednesday, March 31, 2004, at 10:00 a.m., Mountain Time, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy statement and the form of proxy will be mailed to shareholders on or about March 1, 2004.

        The record date with respect to this solicitation is February 13, 2004. All holders of record of common stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting. As of the record date, the Company had 2,450,252 shares of common stock outstanding, excluding treasury shares. Each share of common stock is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote.

        A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder, unless it is received in such form as to render it invalid. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

        As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

        The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile or telephone.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Under the securities laws of the United States, Sport-Haley's directors, its executive officers, and any persons holding more than ten percent of its Common Stock are required to report their initial ownership of Common Stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and Sport-Haley. Specific due dates for these reports have been established and Sport-Haley is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended June 30, 2003. Based solely on Sport-Haley's review of the reports furnished to Sport-Haley and written representations that no other reports were required during fiscal 2003, Sport-Haley's officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Sport-Haley has adopted a policy pursuant to which material transactions between Sport-Haley and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of Sport-Haley) shall be submitted to the board of directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000. No such transactions occurred during the fiscal year ended June 30, 2003.

ANNUAL REPORT

        The Annual Report to Shareholders for the fiscal year ended June 30, 2003 is being sent to all shareholders with this proxy statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any proxy. The Annual Report to Shareholders contains the Company's Annual Report on Form 10-K for the year ended June 30, 2003 ("fiscal 2003), as filed with the Securities and Exchange Commission. Along with the Annual Report, the Company is also sending to shareholders a copy of the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003. Additional copies, without exhibits, are available without charge to any shareholder of the Company upon written request to the corporate Secretary, Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216. The Company's Form 10-K for the year ended June 30, 2003, and the Form 10-Q for the period ended December 31, 2003, with exhibits, can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), some stockholder proposals may be eligible for inclusion in the Company's Proxy Statement for the Company's 2004 Annual Meeting. To be eligible for inclusion in the Company's 2004 Proxy Statement, any such proposals must be delivered in writing to the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216, no later than October 28, 2004, and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the Company's Proxy Statement.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

        The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, CO 80216. The Corporate Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

OTHER MATTERS

        Except for the matters described herein, management does not intend to present any matter for action at the annual meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the annual meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person acting under the proxy.

PROPOSALS TO BE VOTED UPON

I. ELECTION OF DIRECTORS

        Information concerning the six nominees for election as directors is shown below. All nominees are now members of the board of directors, except one, who is a new nominee: James R. TenBrook. Mr. TenBrook was unanimously nominated to stand for election as a director by the board of directors and the newly formed Nominating Committee of the board of directors, which is composed only of independent directors, within the meaning of the applicable listing standards of The Nasdaq Stock Market (the "NASD Rules"). Mr. TenBrook was initially recommended for nomination by the Chairman of the board of directors. The Nominating Committee also voted to approve the nomination of all current directors for re-election. The Nominating Committee and the board of directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the board of directors may designate or the board of directors may reduce the number of directors to eliminate the vacancy. If the following nominees are approved, the board will continue to be composed of a majority of independent, outside directors.

Name	Age	Capacities in Which Served
Robert G. Tomlinson	63	Chairman of the Board
Kevin M. Tomlinson	44	Chief Executive Officer and Director
Mark J. Stevenson(1)(2)(3)	66	Non-Employee Director
Ronald J. Norick(1)(2)(3)	63	Non-Employee Director
James H. Everest(1)(2)(3)	56	Non-Employee Director
James R. TenBrook(3)	56	Nominee for Non-Employee Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
The Board of Directors has determined that this director or nominee is independent pursuant to the applicable NASD Rules.

        Robert G. Tomlinson has served as Chairman of the Board of Sport-Haley since October 1992 and served as Chief Executive Officer from October 1992 until March 2002. From March 1998 until May 2002, he also served as a director of B&L Sportswear, Inc., the Company's former subsidiary. Prior to joining Sport-Haley, Mr. Tomlinson was a partner in Tomlinson Enterprises, a real estate investment partnership, and also engaged in management of his personal investment portfolio. Mr. Tomlinson is the father of Kevin Tomlinson, the Chief Executive Officer and a director of the Company.

        Kevin M. Tomlinson has served as Chief Executive Officer since March 2002 and as a director since September 1999. Previously, Mr. Tomlinson had served as Vice President of Operations from December 1997 until January 1999, and Chief Operating Officer and Executive Vice President—Operations, from January 1999 until March 2002. From 1992 until joining Sport-Haley, Mr. Tomlinson was employed by Nu-Kote International, Inc., an office products manufacturer and distributor, in capacities including vice president of product marketing, vice president of marketing, vice president of global procurement and vice president of retail sales. Mr. Tomlinson is the son of Robert G. Tomlinson, the Chairman of the Board of Sport-Haley.

        Mark J. Stevenson has been a director of Sport-Haley since November 1993. Mr. Stevenson serves as president and chief executive officer of Zenodata Corporation, a Colorado based financial services software company. Mr. Stevenson held the positions of chairman of the board, president and chief executive officer of Electronic Manufacturing Systems, Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries, from June 1, 1994 until that company was merged into E-M-Solutions in January 1999. At that time, Mr. Stevenson was appointed executive chairman and chairman of the board of E-M-Solutions, which was purchased by Sanmina/SCI in November 2001. From 1992 to 1994, Mr. Stevenson served as chairman of the board for Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry. Mr. Stevenson currently serves on the Colorado Governor's Commission on Science and Technology and on the Advisory Council of the University of Colorado Center for Entrepreneurship. Mr. Stevenson formerly served as chairman of the American Electronics Association, the nation's largest high technology trade association.

        Ronald J. Norick has been a director of Sport-Haley since November 1993. From April 1987 until April 1998, Mr. Norick served as the elected Mayor of the City of Oklahoma City, Oklahoma. From 1960 to 1992, Mr. Norick served in various capacities, including serving as president from 1981 to 1992, of a closely-held printing company, which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves on a number of civic, community, educational, corporate and public boards, commissions and committees. Mr. Norick is a director of Banc First Corporation, a publicly-held corporation based in Oklahoma City, Oklahoma. Mr. Norick also serves as controlling manager of Norick Investments Company LLC, a family-owned limited liability company, which is engaged in investments.

        James H. Everest has been a director of Sport-Haley since November 1993. Mr. Everest has served as president of the Jean I. Everest Foundation, Oklahoma City, Oklahoma, since 1991. The Jean I. Everest Foundation was organized by Mr. Everest's father to conduct charitable activities. Mr. Everest has been the managing partner of Everest Brothers, a general partnership active in oil and gas exploration and development, since 1984. Mr. Everest has also been engaged in managing his personal investments since 1984. Mr. Everest is a member of the Oklahoma Bar Association and the American Bar Association and serves in a number of capacities for various civic and community organizations.

        James R. TenBrook, CPA is neither a current officer nor director of the Company. He was nominated by the Nominating Committee to stand for election as a director of the Company. Mr. TenBrook is the President and a shareholder of Karsh Consulting, P.C. of Denver, Colorado. Mr. TenBrook has been a Certified Public Accountant since 1973, received his Personal Financial Specialist Certification in 1994 and is a Certified Valuation Analyst. Mr. TenBrook's practice consists primarily of litigation support, tax and estate planning. Mr. TenBrook is a member of the Colorado Society of Certified Public Accountants ("CSCPA") and served on the CSCPA's board of directors from 1996-1999. Mr. TenBrook is also a member of the American Institute of Certified Public Accountants ("AICPA") and served on the CSCPA Personal Financial Planning Committee from 1991-1994 (he was the Chairman of the Committee in 1993 and 1994). Mr. TenBrook's accounting firm, of which he is a shareholder, has performed income tax services for several years to the Chairman of the Board, the Chief Executive Officer, certain trusts formed by the Chairman of the Board, and a related entity. The fees paid to Mr. TenBrook's firm for these tax services are approximately $8,000 per year in the aggregate. While this results in some pecuniary benefit to Mr. TenBrook, which is difficult to quantify, Mr. TenBrook believes that the direct compensation to him as a result of these engagements is less than $500 per year. The Company believes that Mr. TenBrook nevertheless meets the definition of independence under both SEC and NASD Rules.

Pending or Threatened Legal Proceedings Involving Officers, Directors and Nominees

        As previously reported, a former shareholder commenced a putative class action lawsuit against Sport-Haley and three of its officers and directors (the "Defendants"). Pursuant to a settlement conference, on November 7, 2003, and a Memorandum of Understanding dated December 16, 2003, the parties to the class action reached a preliminary agreement to settle the action against all parties, subject to court approval and other contingencies. On January 23, 2004, the parties entered into, and filed with the court, a Stipulation of Settlement which more particularly describes the parties' agreement. Also on January 23, 2004, the Plaintiffs filed a motion with the court for preliminary approval of the proposed settlement. If the court grants preliminary approval of the proposed settlement, notice of the class action and the proposed settlement will be sent to the class and the court will schedule and conduct a hearing to consider the settlement and any objections, if any. Under the contemplated settlement, the Defendants will pay to the class a total of $1,000,000, from which will be deducted certain administrative costs and awards made to the named Plaintiffs and to Plaintiffs' counsel for attorneys' fees and costs. The settlement amount is expected to be derived from proceeds of the Defendants' liability insurance coverage. Although the Defendants believe that it is probable that the parties will complete formal documentation of the settlement agreement, and that the settlement will be approved by the court, there can be no assurance that completion of the settlement or court approval will occur. In the event that the settlement is not completed, the litigation will continue. The Defendants continue to maintain that they have meritorious defenses to the class action claims, but have agreed to the settlement for practical and other reasons. The Defendants have incurred significant costs and expenses, including the uses of Company resources and executive time, defending the class action. Of those expenses, a considerable portion is not recoverable by applicable insurance. If the settlement is not completed and approved, such unrecoverable expenses may continue to negatively impact the Company's financial position and the results of its operations.

        As previously reported, on September 26, 2003, the United States Securities and Exchange Commission (the "Commission") filed suit in the United States District Court for the District of Colorado against Sport-Haley, its Chairman and former Chief Executive Officer, Robert G. Tomlinson, and its former Controller, Steve S. Auger (the "Defendants"). The Commission filed an amended complaint on October 29, 2003, which added one of the Company's former auditors to the action as a Defendant. The suit seeks an injunction against future violations and other relief, including disgorgement, civil penalties and an order barring either Mr. Tomlinson or Mr. Auger from serving as a director or officer of any publicly held company. The suit alleges that the Defendants misrepresented inventories, period costs and losses on the sale of headwear equipment in annual and/or quarterly financial statements for the Company's fiscal years 2000, 1999 and 1998. The amended complaint alleges that the Company violated §17(a) of the Securities Act of 1933 (the "Securities Act"), §10(b), §13(b)(2) and §15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and various other rules promulgated thereunder.

        The amended complaint further alleges that Mr. Tomlinson and Mr. Auger violated §17(a) of the Securities Act, §10(b) and §13(b)(5) of the Exchange Act and Rules 10b-5 and 13b-2 thereunder. Finally, the suit alleges that Mr. Tomlinson and Mr. Auger aided and abetted the Company's violations of §13(b)(2) and §15(d) of the Exchange Act and various rules promulgated thereunder. The Commission's suit primarily relates to errors in the Company's previously issued financial statements that the Company previously reported when it voluntarily restated its financial statements for fiscal years 1999 and 1998 and subsequently corrected material financial information for the quarterly periods of fiscal years 2000, 1999 and 1998. The Defendants have answered the allegations of the amended complaint, denying the substantive allegations and asserting various defenses.

        The Defendants intend to vigorously defend the Commission's allegations, which the Defendants believe are without merit. Based upon the information that is currently available, management cannot reasonably estimate the amount of future costs that the Company will incur defending the Commission's allegations. However, if the suit were determined in favor of the Commission and against the Defendants, the possible monetary penalties and other relief that the Company might be required to pay could negatively impact the Company's financial position and the results of its operations.

Committees of the Board

        The Board of Directors has delegated certain of its authority to a Compensation Committee, Audit Committee and a Nominating Committee. All three Committees are composed of Messrs. Stevenson, Norick and Everest. If Mr. TenBrook is elected as director, the Board of Directors intends to appoint him to serve on each of the Audit Committee, Compensation Committee and Nominating Committee. Each member of the Audit Committee, Compensation Committee and Nominating Committee qualifies as an "independent director" under the current NASD Rules. No member of these three committees is a former or current officer or employee of the Company.

Audit Committee.

        The Board of Directors adopted an Audit Committee Charter effective June 9, 2000, which describes the Audit Committee's roles and responsibilities. The Board of Directors adopted an Amended and Restated Audit Committee Charter effective January 1, 2004, a copy of which is attached as Appendix B. The Audit Committee members have regularly reviewed and will continue to review the content and adequacy of the charter on at least an annual basis. The function of the Audit Committee is to review and approve the scope of audit procedures employed and to review and approve the audit reports rendered by Sport-Haley's independent auditors and to approve the audit fee charged by the independent auditors. In addition, pursuant to the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, the audit committee is responsible for, among other things, pre-approving all audit and non-audit services performed by the independent auditors, approving the engagement of the auditors and receiving certain reports from the independent auditors prior to the filing of the audit report. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Audit Committee appointed Mark J. Stevenson as the Chairman of the Audit Committee. The Audit Committee held four formal meetings during fiscal 2003. Each committee member attended all of the meetings held during fiscal 2003.

        The Audit Committee currently does not contain a member who meets the definition of an Audit Committee Financial Expert, as defined by SEC regulations. However, in approximately July 2000, the Board of Directors authorized the hiring of an independent consultant to assist the Audit Committee with the review of financial statements in accordance with SEC regulations. The consultant does meet the requirements for an Audit Committee Financial Expert. The consultant attended all of the Audit Committee meetings held during fiscal 2003. Further, if James R. TenBrook, a nominee for election, is elected as director, the current board intends to nominate him to serve on the Audit Committee commencing in April 2004. Mr. TenBrook meets the criteria for an Audit Committee Financial Expert and meets the requirements for independence under SEC rules and the applicable NASD Rules.

        In fiscal 2003, the Audit Committee implemented new procedures for the pre-approval of audit and non-audit services performed by the Company's independent auditors, Hein + Associates LLP. The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation. The Audit Committee approved all audit and non-audit services provided by Hein + Associates LLP during fiscal year 2003.

        See the "Audit Committee Report" to the board of directors, below.

Compensation Committee.

        The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of Sport-Haley's officers and to administer Sport-Haley's Option Plan. The Compensation Committee held one meeting in fiscal 2003. See "Compensation Committee Report," below.

Nominating Committee.

        On February 9, 2004, the board of directors voted to form a Nominating Committee, to be composed of Messrs. Norick, Everest and Stevenson. The Nominating Committee recommends to the board the persons to be nominated for election as directors at any meeting of stockholders, develops and recommends to the board a set of corporate governance principles applicable to the Company and oversees the evaluation of the board. The Board has determined that each of the members of the Nominating Committee is "independent," as that term is defined by applicable NASD Rules. The Nominating Committee acts pursuant to a written charter, which was approved by the board on February 10, 2004 and is attached to this Proxy Statement as Appendix C. The Nominating Committee was formed after, and therefore did not meet during, fiscal 2003.

        Shareholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating Committee. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in the Company's proxy card for the stockholder meeting at which his or her election is recommended.

        Shareholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background to the Company's Corporate Secretary, at the address set forth above under "Stockholder Communications," and such recommendations will be forwarded to the Nominating Committee. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

        The process followed by the Nominating Committee to identify and evaluate candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating Committee has not retained any such advisers or consultants.

        Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members or by other persons. In considering whether to recommend any candidate for inclusion in the board's slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria which are set forth in Nominating Committee Charter. The criteria for nomination include the candidate's:

  •
  integrity and honesty,

  •
  ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

  •
  background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other board members,

  •
  willingness and capability to take the time to actively participate in board and Committee meetings and related activities,

  •
  ability to work professionally and effectively with other board members and Company management,

  •
  availability to remain on the board long enough to make an effective contribution, and

  •
  absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues; and

  •
  experience with accounting rules and practices.

        The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Audit Committee Report

        In September, 2003, the Audit Committee submitted to the Board of Directors the following report:

        We have reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2003 (the "Fiscal Year 2003 Financial Statements").

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based upon the reviews and discussions referred to above, we recommended to the Board of Directors that the Fiscal Year 2003 Financial Statements be included in the Company's Form 10-K for the year ended June 30, 2003.

        This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the annual meeting, except to the extent that the Company specifically requests that this Report be specifically incorporated by reference.

Date: September 29, 2003	James H. Everest Ronald J. Norick Mark J. Stevenson

Board and Committee Attendance

        In fiscal 2003, the Board of Directors held five formal meetings. Mr. Stevenson attended four of the five meetings and each other director attended all board meetings held during fiscal 2003. The Compensation Committee held one meeting in fiscal 2003, which all of the committee members attended. The Audit Committee held four formal meetings during fiscal 2003, which all of the committee members attended.

        The Company encourages, but does not require, Board members to attend the annual meeting of shareholders. All of the directors attended last year's annual meeting.

Code of Ethics for Senior Financial Officers

        The Company has adopted a Code of Ethics for Senior Financial Officers, which is attached as Appendix D. The Code of Ethics applies to all senior financial officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Treasurer and any other person performing similar functions.

Executive Officers and Key Employees

        Officers are appointed by and serve at the discretion of the Board of Directors. Each of the Company's officers devote full-time to the Company's business and affairs.

        Robert W. Haley, age 59, served as the President of the Company from May 1996 to January 2004 and as a director from May 1996 through March 2003. In January 2004, Mr. Haley agreed to the termination of his employment effective March 31, 2004. From March 2003 to January 2004, Mr. Haley served as an advisor to the Board of Directors. As such, Mr. Haley attended and participated at board meetings, but was excluded from voting on board decisions. From January 1992 until May 1996, Mr. Haley served as Vice President of Marketing of Sport-Haley. Prior to joining Sport-Haley, Mr. Haley served in various marketing positions for various golf apparel manufacturers. Mr. Haley is a Class A PGA professional golfer with more than 37 years experience in the golf industry.

        Patrick W. Hurley, age 52, has served as Controller of the Company since October 1999 and as Chief Financial Officer since December 2000. From 1992 until joining the Company, he was employed as Senior Staff Accountant at Saltzman Hamma Nelson Massaro LLP, an accounting firm located in Denver, Colorado.

        Donald W. Jewell, age 53, has served as Senior Vice President of Sport-Haley since February 1, 2001. From 1996 until joining Sport-Haley, Mr. Jewell was the founder, president and director of Jewell Apparel Group, a Canadian distributor of premium and mid-priced men's golf apparel. Mr. Jewell began designing, sourcing and marketing golf apparel in 1993 while serving as the president and chief executive officer of Jewell-Rung, positions that he held from 1980 to 1996.

        Catherine B. Blair, age 53, has served as Vice President of Merchandising/Design since her appointment in May 1996. Ms. Blair has been part of the Company's design team since 1992, and was appointed Director of Design in 1995. Prior to joining Sport-Haley, she was a designer for a golfwear company and also worked as a freelance designer for companies such as Macy's, Bloomingdale's, Ann Taylor and The Gap.

        James A. Saxon, age 48, served as Vice President—Sales, Special Markets and Brands beginning in June 2001. Mr. Saxon resigned effective July 1, 2003. From August 2000 until joining Sport-Haley, Mr. Saxon was vice president of sales and marketing for American Design Studios, Inc. From July 1998 to August 2000, Mr. Saxon was vice president and chief operating officer for Jewell Apparel Group. From September 1994 to December 1997, Mr. Saxon was the president and chief operating officer for Montecito Sportswear Corporation.

        Mark Maley, age 39, has served as Vice President, Sales, since January 2004. Previously, Mr. Maley served as the Director of Special Markets and Brands since July 2003 and was a sales representative for the Ben Hogan® apparel line. Prior to joining Sport-Haley, Mr. Maley served as general manager, director of golf and head golf professional for over seven years with Club Corporation of America. Mr. Maley is a member of the PGA.

Executive Compensation

        Summary Compensation Table.    The following table sets forth the annual and long-term compensation for services in all capacities to Sport-Haley for the three fiscal years ended June 30,

2003, 2002 and 2001 of Robert G. Tomlinson, Chairman of the Board, Kevin M. Tomlinson, Chief Executive Officer, Robert W. Haley, President, Donald W. Jewell, Senior Vice President, and James A. Saxon, Vice President—Sales, Special Markets and Brands, the only executive officers of Sport-Haley whose total annual salary and bonus exceeded $100,000 during the year ended June 30, 2003 (the "Named Officers").

Long Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year			Securities underlying Options/SARs(#)	All Other Compensation
		Salary	Bonus
Robert G. Tomlinson, Chairman of the Board(3)	2003 2002 2001	$170,000 170,000 170,000	$-0- -0- -0-	$-0- -0- -0-	$1,783(1 2,249(1 1,301(1	) ) )
Kevin M. Tomlinson Chief Executive Officer(4) Chief Operating Officer, Executive Vice President— Operations	2003 2002 2001	160,000 160,000 140,000	-0- -0- -0-	-0- -0- -0-	2,148(1 1,941(1 1,255(1	) ) )
Robert W. Haley, President	2003 2002 2001	150,000 150,000 150,000	-0- -0- -0-	-0- -0- -0-	2,023(1 999(2 124(1	) ) )
Donald W. Jewell, Senior Vice President	2003 2002	130,000 100,571	-0- -0-	-0- -0-	1,773(1 937(1	) )
James A. Saxon, Vice President—Sales, Special Markets and Brands	2002 2003	130,000 130,000	-0- -0-	-0- -0-	1,773(1 937(1	) )

(1)
Comprised of contributions by Sport-Haley to the Named Officer's 401(k) plan account and term life insurance premiums.

(2)
Comprised solely of term life insurance premiums.

(3)
James A. Saxon resigned as Vice President—Sales, Special Markets and Brands effective July 1, 2003.

Option/SAR Grants Table.

        The following table sets forth information concerning grants of stock options to the Named Executive Officers pursuant to the Company's stock option plan during the fiscal year ended June 30, 2003.

Option/SAR Grants in Last Fiscal Year

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in the Fiscal Year	Exercise or Base Price ($/Sh)	Market Price of Common Stock on Date of Grant	Expiration Date
Robert G. Tomlinson	75,000	18.75%	$2.71	$3.18	1/20/13
Kevin M. Tomlinson	100,000	25.0	$2.71	$3.18	1/20/13

	Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term
Name
	0%($)	5%($)	10%($)
Robert G. Tomlinson	$35,250	$185,240	$415,347
Kevin M. Tomlinson	47,000	246,988	553,797

        Fiscal Year-End Options/Option Values Table.    The following table sets forth information on the number of securities and value underlying exercisable and unexercisable options and SARs for the year ended June 30, 2003.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End
					Value of Unexercised In-the-Money(1) Options/SARs at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Tomlinson	-0-	-0-	41,666	108,334	$40,416	$129,834
Kevin M. Tomlinson	-0-	-0-	70,000	150,000	44,500	172,500
Robert W. Haley	-0-	-0-	41,666	33,334	40,416	26,334
Donald W. Jewell	-0-	-0-	16,666	33,334	13,166	26,334
James A. Saxon(3)	-0-	-0-	25,000	25,000	22,250	17,250

(1)
Options are "in the money" if the fair market value of the underlying securities exceeds the exercise or base price of the option.

(2)
The dollar values are calculated be determining the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise or base price of the options. The closing bid price for the Common Stock was $4.09 on June 30, 2003, the last trading date for the end of the 2003 fiscal year.

(3)
Pursuant to the terms of the Company's stock option plan, Mr. Saxon's vested options at the time of his resignation effective July 1, 2003 were exercisable for one month after his resignation, after which time all options, whether or not vested, expired. Mr. Saxon did not exercise any options after his resignation.

        No employee of Sport-Haley receives any additional compensation for his services as a director. In September 2002, the Board of Directors approved certain increases in the compensation paid to non-employee members of the Board of Directors and Audit Committee, effective July 1, 2002. Each non-employee member of the Board receives $6,000 per year for attending up to four meetings and $1,000 for each Board meeting attended per year in excess of four meetings. In addition to the above compensation, the Chairman of the Audit Committee, Mr. Stevenson, receives $6,000 per year and each other non-employee Audit Committee member receives $4,000 per year for attending up to four Audit Committee meetings. All Audit Committee members receive $1,000 for each Audit Committee meeting attended per year in excess of four meetings. The Board of Directors has also authorized payment of reasonable travel and other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. During fiscal 2003, the three non-employee directors were granted a total of 225,000 options (100,000 options each to Messrs. Norick and Everest and 25,000 options to Mr. Stevenson) to purchase the Company's common stock, at an exercise price per share of $2.71.

        Employment Agreements.    Effective January 1, 1997, Sport-Haley entered into an employment agreement with Mr. Robert G. Tomlinson. In March 2002, Mr. Tomlinson resigned from his position as Chief Executive Officer, but continues to serve as a corporate officer as the Chairman of the Board.

The agreement requires that he devote his full business time to Sport-Haley as Chairman of the Board at an annual salary of $230,000, as amended, be provided an automobile and such bonuses as awarded by the Board of Directors. The term of the employment agreement extends from January 1, 1997 to December 31, 1999, subject to automatic one (1) year extensions at the end of each year. Mr. Tomlinson has the option to convert the employment agreement to a consulting agreement in the event of a change in control of Sport-Haley or upon his resignation. Subject to the right of Sport-Haley to terminate the consulting agreement for cause, Mr. Tomlinson is entitled to serve as a consultant to Sport-Haley for the duration of the agreement and to continue to receive compensation in the amount of 60% of his annual salary. If Mr. Tomlinson terminates the agreement with "cause" (as defined in the agreement), or Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), or if there is a change in control of Sport-Haley or if Mr. Tomlinson dies, Mr. Tomlinson or his estate, as applicable, is entitled to receive severance compensation for three years from the date of termination in an amount equal to his annual salary and bonus payments during the preceding 12 months. During the time he is receiving such severance compensation, he is entitled to participate in all employee benefit plans, at Sport-Haley's expense. The change of control provisions and death benefits entitle Mr. Tomlinson or his estate, as applicable, to receive such amount in a lump sum. If Mr. Tomlinson becomes totally disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one-year following termination. Mr. Tomlinson agreed to a voluntary salary reduction in fiscal 1999. Since that time, Mr. Tomlinson has received an annual salary of $170,000 per year instead of the $230,000 annual salary, which he is entitled to receive per the employment agreement. Since fiscal 2002, Mr. Tomlinson has elected not to be provided with an automobile, although his agreement entitles him to that benefit.

        Effective March 18, 2002, Sport-Haley entered into an employment agreement with Mr. Kevin Tomlinson to act as the Company's Chief Executive Officer. The agreement requires that he devote his full business time to Sport-Haley as Chief Executive Officer, at an annual salary of $160,000 per year and such bonuses as awarded by the Board of Directors. The term of the employment agreement extends for a period of three years commencing from March 18, 2002, and is automatically extended by one (1) year at the end of each year. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), Mr. Tomlinson is entitled to receive severance compensation equal to 36 months salary and bonus and incentive payments over the last 12 months, payable monthly over the 36-month period. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated "change in control" (as defined in the agreement) of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. In the event of a negotiated change of control, Mr. Tomlinson is not entitled to any severance benefits if, after the change of control has occurred, he continues to serve as Chief Executive Officer and his employment agreement remains in full force and effect, or, he is able to negotiate a satisfactory new employment agreement with the Company. If Mr. Tomlinson becomes disabled during the term of the agreement, his full salary shall be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one-year following termination.

        Effective January 1, 1997, Sport-Haley entered into an employment agreement with Mr. Robert W. Haley to serve as the Company's President. In January 2004, Mr. Haley agreed to the termination of his employment, effective March 31, 2004. The agreement required that he devote his full business time to Sport-Haley as President or Senior Executive Officer at an annual salary of $160,000 and such bonuses as awarded by the Board of Directors. Under the terms of the agreement, Mr. Haley is entitled to receive severance compensation for one year from the date of termination in an amount equal to his annual salary and bonus payment during the preceding 12 months. During the time he is receiving such severance compensation, he is eligible to participate in all employee benefit plans, at Sport-Haley's expense. All options previously granted to Mr. Haley shall become fully vested on the date of termination and shall be exercisable for three months thereafter. Any options not exercised during that period will be canceled. The agreement contains a non-competition provision for one year following termination. Mr. Haley agreed to a voluntary salary reduction in fiscal 1999. Since that time, Mr. Haley has received an annual salary of $150,000 per year instead of the $160,000 annual salary which he is entitled to receive per the employment agreement.

        Sport-Haley entered into an employment agreement with Mr. Donald Jewell effective February 1, 2001. The agreement requires that he devote his full business time to Sport-Haley as Senior Vice President at an annual salary of $130,000 and such bonuses as awarded by the Board of Directors. The employment agreement extends from February 1, 2001 through January 1, 2003, subject to automatic one (1) year extensions at the end of each year. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), or if he terminates the agreement for cause," he is entitled to receive severance compensation equal to twelve months salary and 50% of the last annual bonus. During the time he is receiving any such severance compensation, he would be eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated change in control of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. In the event of a non-negotiated change in control of the Company, options previously granted to Mr. Jewell would become fully vested and exercisable on the date of termination. In the event of a termination by either party without cause, options previously granted will vest and become exercisable on a pro-rata basis from the date of grant to the date of termination. If Sport-Haley terminates the agreement with cause, no unexercised options will be exercisable. The agreement contains a non-competition agreement for twelve months following termination, provided Mr. Jewell could be released from the non-compete if the agreement were terminated without cause and if he had elected to forego any severance compensation.

        Sport-Haley entered into an employment agreement with Mr. James A. Saxon effective June 6, 2001. Mr. Saxon resigned effective July 1, 2003. The agreement required that he devote his full business time to Sport-Haley as Vice President—Sales, Special Markets and Brands for an annual salary of $130,000 and such bonuses as awarded by the Board of Directors. The employment agreement extended from June 1, 2001 through May 31, 2003, subject to automatic one-year extensions at the end of each year. All options previously granted and vested must have been exercised within one month of termination or such options were extinguished. Sport-Haley granted Mr. Saxon a severance package equal to three months salary and benefits upon his resignation. Mr. Saxon did not exercise any of his vested options upon resignation.

Stock Option Plan

        Sport-Haley adopted a stock option plan in 1993 (as amended, the "Option Plan"). The Option Plan, as amended, provided for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock appreciation rights ("SARs"), up to a maximum number of 2,150,000 shares. Non-qualified options could be granted to employees, directors and consultants of Sport-Haley, while incentive options could only be granted to employees. No options could be granted under the Option Plan subsequent to February 28, 2003, when the Option Plan expired by its terms. Options granted pursuant to the Option Plan prior to its expiration on February 28, 2003 remain exercisable according to the terms of their issuance.

        The Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determined the terms and conditions of the options and SARs granted under the Option Plan, including the exercise prices, number of shares subject to the options and the exercisability thereof.

        The exercise price of each incentive option granted under the Option Plan must have been at least equal to the fair market value of the Common Stock of Sport-Haley on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Sport-Haley, the exercise price of incentive options could not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Option Plan was determined by the Compensation Committee, but could not be less than 85% of the fair market value of the Common Stock. The terms of all non-qualified stock options granted under the Option Plan could not exceed ten years and the terms of all incentive options could not exceed five years.

        The Option Plan provided the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder should become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with Sport-Haley, all unvested options terminate and are no longer exercisable. Vested options remain exercisable for a specified period of time following the termination date. The length of such an extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

        The Option Plan provided that, in the event Sport-Haley enters into an agreement providing for the merger of Sport-Haley into another corporation or the sale of substantially all of Sport-Haley's assets, any outstanding unexercised option would become exercisable at any time prior to the effective date of such agreement. Upon the consummation of a merger or sale of assets, such options would terminate unless they were assumed or another option was substituted therefor by the successor corporation.

        In January 2003, the board of directors approved two amendments to the Company's Option Plan. The first amendment conformed the Plan to previous practice and the initial summary of the Plan contained in SEC filings by permitting the granting of non-qualified options to employees, consultants and non-employee directors with exercise prices of not less than 85% of the current fair market value of the underlying common stock. The second amendment made explicit that the compensation committee may accelerate the vesting of any options granted under the plan.

        As of June 30, 2003, a total of 1,277,697 non-qualified and incentive options were outstanding, with exercise prices ranging from $2.50 to $9.78 per share and a weighted average exercise price per share of $3.69.

401(k) Plan

        In January 1996, Sport-Haley adopted a defined contribution savings plan (the "401(k) Plan") to provide retirement income to employees of Sport-Haley. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all of the Company's employees who are at least 18 years of age and have been employed at least three months. It is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 15% of annual compensation and through matching contributions by Sport-Haley of $0.25 on the dollar for employee contributions on the first 5% of the employee's annual compensation. Upon leaving Sport-Haley, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to Sport-Haley's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment or an actuarial equivalent form of annuity on the first day of the month following the participant's retirement.

Compensation Committee Report

        Notwithstanding anything to the contrary set forth in any of the previous filings made by Sport-Haley under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be "filed" with the Securities and Exchange Commission nor shall it be incorporated by reference into any such future filings.

        This Compensation Committee Report discusses Sport-Haley's executive compensation policies and the basis for the compensation paid to Sport-Haley's executive officers, including its Chief Executive Officer, during fiscal 2003.

        Compensation Policy.    Sport-Haley's policy with respect to executive compensation has been designed to:

  •
  Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to Sport-Haley in a manner that is commensurate with compensation paid by companies of comparable size or within the golf apparel industry;

  •
  Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of Sport-Haley; and

  •
  Align the interests of the executive officers with those of Sport-Haley's shareholders.

        The components of compensation paid to certain executive officers consist of (a) base salary, (b) incentive compensation in the form of discretionary annual bonus payments, (c) long-term incentive compensation in the form of awards under Sport-Haley's Option Plan, and (d) various other benefits.

        Base Salary.    For fiscal 2003, the Compensation Committee reviewed the base salaries paid by Sport- Haley to its executive officers under their respective employment agreements. Annual adjustments to base salaries, if any, are determined based upon a number of factors, including Sport-Haley's performance (to the extent such performance can fairly be attributed or related to each executive officer's performance), as well as the value of each executive officer's responsibilities, capabilities and contributions and internal compensation equity considerations. In addition, for fiscal 2003, the Compensation Committee reviewed the base salaries of its executive officers in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for Sport-Haley's executive officers have been reasonable in relation to its size and performance in comparison with the compensation paid by similarly sized companies or companies within the golf apparel industry. The Compensation Committee did not increase the base pay of any executive officer in fiscal 2003.

        Incentive Cash Bonus Compensation.    The Compensation Committee feels that a relatively lower level of base salary and relatively higher level of incentive compensation, in the form of bonuses and grants of options, most effectively aligns the interests of management with that of shareholders. It also believes that its policy regarding incentive compensation is similar to policies of other companies of comparable size within the golf apparel industry. The decision on whether to award incentive cash bonus compensation is based on a combination of achievement of business targets and objectives and certain other financial measures which the Compensation Committee feels will dictate, in large part, Sport-Haley's future operating results, and on an officer's responsibilities, capabilities and contribution to Sport-Haley. There is no formal written bonus incentive plan for executive officers', although certain executive officers employment agreements provide that the executive is eligible for a discretionary bonus of up to a specified percentage of his or her base salary. Although all of the executive officers' contributions were noted and commended, the Compensation Committee did not award any incentive cash bonuses to any of the executive officers because the Committee did not believe that such bonuses were merited in view of the continued negative profitability trend of Sport-Haley in fiscal 2003.

        Long-Term Incentive (Option) Compensation.    The Compensation Committee also has authority to select the executive officers and employees who will be granted options and other awards and to determine the timing, pricing and amounts of any such options or awards. As stated above, the Compensation Committee believes that incentive compensation, in the form of bonuses and grants of options, most effectively aligns the interests of management with that of shareholders. In fiscal 2003, the Compensation Committee granted 400,000 options to executives or directors of the Company.

        Other Benefits.    Executive officers are eligible for various benefits, including health and welfare plans generally available to all full-time employees. In addition, the executive officers are eligible to participate in the 401(k) Plan, also generally available to all employees, whereby they may elect to defer part or all of their base and incentive cash compensation, with matching contributions from Sport-Haley. Sport-Haley does not maintain any other plans and arrangements for the benefit of its executive officers except to provide life insurance for the benefit of certain executive officers' named beneficiaries and a vehicle for its Chief Executive Officer. The Compensation Committee believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the golf apparel industry.

        Tax Considerations.    Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to a company's chief executive officer and to each of the four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. A company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering current compensation plans and policies and the exercise price of currently outstanding stock options held by the executive officers, the Compensation Committee believes that, for the near future, there is little risk that Sport-Haley will lose any significant tax deduction relating to executive compensation. At such time, if any, that the deductibility of executive compensation becomes an issue, modifications to compensation plans and policies will be considered by the Compensation Committee.

        CEO Compensation.    During fiscal 2003, Kevin M. Tomlinson served as Chief Executive Officer of the Company. In reviewing the Chief Executive Officer's compensation package, the Committee pursues the same objectives that apply for other executive officers. The Committee's overall goal is to set the Chief Executive Officer's salary at a base comparable to those of persons employed in similar capacities with competitors that are similar in industry size and performance. However, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the annual and long-term performance of Sport-Haley, the individual performance of the Chief Executive Officer, particularly with respect to leadership and strategic vision, and the cash resources and needs of Sport-Haley. The Committee believes that Kevin M. Tomlinson's has exhibited exemplary leadership as the Chief Executive Officer of Sport-Haley.

        The Compensation Committee believes that the concepts discussed above further the shareholders interests and that officer compensation encourages responsible management of Sport-Haley. The Compensation Committee considers the effect of management compensation on shareholder interests. In the past, the Board of Directors based its review in part on the experience of its own members and on information requested from management personnel. These same factors will be used in the future in determining officer compensation.

        This report was furnished by Mark J. Stevenson, Ronald J. Norick and James H. Everest, all of the members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

        All of the Compensation Committee members are independent directors, as defined by applicable SEC and NASD Rules, of Sport-Haley. None of these members have ever been an officer or employee of Sport-Haley or its former subsidiary nor have any of them had a relationship which would require disclosure under the "Certain Relationship and Related Transactions" captions of any of Sport-Haley's filings with the Commission during the past three fiscal years.

Performance Graph

        Notwithstanding anything to the contrary set forth in any of the previous filings made by Sport-Haley under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this proxy statement, in whole or in part, the following performance graph shall not be deemed to be incorporated by reference into any such future filings.

        Set forth below is a line graph prepared by Zacks Investment Research comparing the yearly percentage change in Sport-Haley's cumulative total shareholder return (share price appreciation plus dividends) on Sport-Haley's Common Stock with the cumulative total return of (i) a Nasdaq Market Index and (ii) the stocks of apparel manufacturers having Standard Industrial Classification codes from industry group numbers 231 through 235, which is deemed as a market weighted index of publicly traded peers, for the period from July 1, 1998 through June 30, 2003 (the "Measurement Period"). The graph assumes that $100 is invested in each of Sport-Haley's common stock, the Nasdaq Market Index and the publicly traded peers on July 1, 1998 and that all dividends were reinvested. No dividends were declared or paid by Sport-Haley during the Measurement Period. Sport-Haley's shareholder return is calculated by dividing (i) the difference between Sport-Haley's share price at July 1, 1998 and each June 30 of the Measurement Period by (ii) the share price at the beginning of the Measurement Period.

	Fiscal Year Ended June 30,
	1998	1999	2000	2001	2002	2003
Sport-Haley, Inc.	100.00	36.67	31.43	22.86	28.34	31.16
Industry Peer Group Index	100.00	88.82	84.67	75.11	75.70	71.95
Nasdaq Market Index	100.00	143.67	212.43	115.14	78.43	80.40

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of Sport-Haley's Common Stock as of February 13, 2004 by (i) each person known by Sport-Haley to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, (iii) each of the Named Officers, and (iii) all executive officers and directors as a group. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) of the Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

	Shareholdings on February 13, 2004
Name and Address(1)	Number of Shares(2)	Percent of Class(3)
Robert G. Tomlinson(4)	136,332	5.38%
Kevin M. Tomlinson(7)	108,332	4.23
Robert W. Haley(5)	79,948	3.19
Catherine B. Blair(6)	40,833	1.64
Patrick W. Hurley(7)	38,333	1.54
Donald W. Jewell(7)	33,332	1.34
James A. Saxon(10)	0	*
Mark J. Stevenson(7)	66,665	2.65
Ronald J. Norick(8)	202,282	7.96
James H. Everest(9)	181,665	7.15
James R. TenBrook(11)	0	*
Hillson Partners Limited Partnership(12) 6900 Wisconsin Avenue, Suite 501 Bethesda, Maryland 20815	274,600	11.21
Dimensional Fund Advisors Inc.(13) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	207,100	8.45
Michael W. Cook Asset Management, Inc.(14) d/b/a Cook Mayer Taylor 5170 Sanderlin Avenue, Suite 200 Memphis, Tennessee 38117	255,437	10.44
All directors and executive officers as a group
(Ten persons)(15)	887,722	29.01

*
Less than 1%

(1)
Except as noted above, the address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.

(2)
Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3)
All percentages are calculated based on the number of outstanding shares in addition to shares which a person or group has the right to acquire within 60 days of February 13, 2004. As of February 13, 2004, there were 2,450,252 shares of common stock outstanding.

(4)
Includes 83,332 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof and 15,000 shares of common stock owned of record by Mr. Tomlinson's wife, of which he disclaims beneficial ownership.

(5)
Includes 58,332 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(6)
Includes 26,667 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(7)
Consists solely of shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(8)
Includes 91,665 shares subject to currently exercisable options and 110,617 shares owned of record by entities affiliated with Mr. Norick, of which shares Mr. Norick has shared voting and dispositive power.

(9)
Includes 91,665 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof and 50,000 shares owned by a trust for which Mr. Everest acts as trustee, of which shares Mr. Everest disclaims beneficial ownership.

(10)
Mr. Saxon resigned effective July 1, 2003. All of his options have now expired.

(11)
Mr. TenBrook is a nominee for director.

(12)
Hillson Partners Limited Partnership has sole voting power and sole dispositive power of 274,600 shares.

(13)
Dimensional Funds Advisors Inc., is an investment advisor company, which, beneficially owns shares owned of record by advisory clients of Dimensional Funds Advisors, Inc. Dimensional Funds Advisors, Inc. disclaims beneficial ownership of these shares.

(14)
Michael W. Cook Asset Management, Inc., has sole voting power and sole dispositive power over 255,437 shares.

(15)
Includes 609,989 shares of Common Stock subject to options exercisable currently or within 60 days.

        The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.

II. SELECTION OF AUDITORS

        The firm of Hein + Associates LLP has examined the financial statements of the Company for the period from July 1, 1997 to June 30, 2003. Subject to shareholder approval, Hein + Associates LLP will serve as the Company's independent auditors for the fiscal year ending June 30, 2004. Representatives of Hein + Associates LLP are expected to be present at the annual meeting with the opportunity to make a statement, if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

        Audit Fees.    The aggregate fees billed by Hein + Associates LLP, Sport-Haley's independent auditors, during fiscal years 2003 and 2002 for the audits of Sport-Haley's annual financial statements, the reviews of Sport-Haley's quarterly financial statements included in Forms 10-Q for the corresponding quarterly periods or the services that are normally provided by in connection with statutory and regulatory filings or engagements for those fiscal years totaled approximately $58,000 and $50,000, respectively.

        Audit-Related Fees.    The aggregate fees billed by Hein + Associates LLP for assurance and related services that are reasonably related to the performance of the audit or review of Sport-Haley's financial statements that are not included in the "Audit Fees" described above totaled approximately $7,000 and $0 for fiscal 2003 and 2002, respectively. For fiscal 2003, the audit related services consisted of an audit of the Sport-Haley, Inc. 401(k) Plan for the plan year ended December 31, 2001.

        Tax Fees.    The aggregate fees billed by Hein + Associates LLP in fiscal years 2003 and 2002 for professional services rendered for tax compliance, tax advice and tax planning were approximately $10,000 and $19,000, respectively, and consisted primarily of services with respect the preparation of federal and state income tax returns, advice with regard to federal and state income tax audits and income tax planning.

        All Other Fees.    Hein + Associates LLP billed no other fees in either fiscal 2003 or 2002 other than for the services reported in "Audit Fees," "Audit Related Fees" or "Tax Fees" described above.

        The Audit Committee considers the services provided by Hein + Associates LLP to be compatible with maintaining Hein + Associates LLP's independence.

        Audit Committee Pre-Approval Procedures.    Sport-Haley's independent auditor reports to, and is engaged at the direction of, the Audit Committee, with annual approval by the shareholders. Effective May 2003, the Audit Committee implemented new procedures for the pre-approval of audit and non-audit services performed by the Company's independent auditors. The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.

        The Board of Directors recommends a vote FOR ratification of Hein + Associates LLP as independent auditors for the Company.

Appendix B

SPORT-HALEY, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

        This Amended and Restated Audit Committee Charter, effective January 1, 2004, governs the operations of the Audit Committee (the "Committee") of Sport-Haley, Inc. (the "Company"). The Committee shall review and reassess the adequacy of the Charter annually or at such other times as the Committee deems appropriate and recommend any proposed changes to the Board of Directors (the "Board") for approval.

COMPOSITION OF THE COMMITTEE

        The Board shall appoint members to the Committee. The Committee shall be comprised of at least three (3) directors who shall satisfy the independence and financial literacy requirements established by applicable law, rules and regulations of the Securities and Exchange Commission ("SEC") and the rules of the Nasdaq Stock Market ("Nasdaq"). All Committee members shall have a working familiarity with basic finance or accounting practices and be able to read and understand financial statements. At least one member shall meet the requirements of an audit committee financial expert under applicable SEC Rules. At least one member of the Committee shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.

        Each member of the Committee shall satisfy in particular the independence requirements set forth in SEC Rule 10A-3(b)(1), which requires, among other things, that a member may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, with certain exceptions or (ii) be an affiliated person (as defined by applicable SEC Rules) of the Company or any subsidiary thereof.

        Notwithstanding the foregoing, under exceptional and limited circumstances, one director who is not independent within the meaning of the Nasdaq Rules may be appointed to the Committee if person meets the requirements of §10A(m)(3) of the Securities Exchange Act of 1934 and the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the next annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. A member appointed under this exception may not serve longer than two years and may not be designated as Chairman of the Committee.

        Any vacancy on the Committee shall be filled by majority vote of the directors that are independent pursuant to the rules and regulations of the Nasdaq and the SEC at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of the Nasdaq and the SEC.

        If a Committee member ceases to be independent for reasons outside the member's reasonable control, and there are fewer than three independent directors on the Committee, the Committee member may remain on the Committee until earlier of the Company's next annual shareholders meeting or one year from the occurrence of the event that caused the failure to have fewer than three independent directors on the Committee.

        If the Company fails to comply with the composition requirements set forth above due to one vacancy, and the cure period discussed in the preceding paragraph is not otherwise being relied upon for another member, the Company will have until the earlier of the next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with the composition requirements.

STATEMENT OF POLICY

        The Committee shall act on behalf of the Board in fulfilling the Board's oversight responsibility to the stockholders, potential stockholders and the investment community relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the qualifications, independence and performance of the certified public accountants engaged as the Company's outside auditors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Company's independent auditors and the Company's management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Colorado Business Corporation Act, including §7-108-206, C.R.S.

RESPONSIBILITIES AND PROCESSES

        The primary responsibility of the Committee is to oversee the Company's financial reporting process (including direct oversight of the auditors) on behalf of the Board and report these activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee's policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to assure the stockholders and the Board that the Company maintains high quality financial reporting, sound business risk practices, and ethical behavior relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting.

        To the extent the Committee believes appropriate based upon its periodic review thereof, the following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or, except as otherwise required by applicable laws, rules and regulations, deviate from them as appropriate. The Committee shall:

        1.     Evaluate the performance of the independent auditors, assess their qualifications, determine whether to retain or to terminate the existing auditors or to appoint and engage new independent auditors for the ensuing year. The Committee shall have the sole and exclusive authority with respect to such matters and the oversight of the independent auditors as a whole.

        2.     Review and determine the engagement of the independent auditors, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation. Negotiate and execute, on behalf of the Company, any engagement letters with the Company's independent auditors with respect to such engagement, which actions may be pursuant to preapproval policies and procedures.

        3.     Pre-approve, either collectively or individually, all audit and permissible non-audit engagements of the Company's independent auditors, including review and attestation engagements. If any single member of the Audit Committee provides the required pre-approval, such member shall apprise the other members of the Audit Committee of such approval at the next Audit Committee meeting. The pre-approvals may be made by letter (delivered by facsimile or regular mail) or by email or other suitable written form. The Audit Committee may not delegate its responsibility to pre-approve all audit and permissible non-audit services to any member of management or any person not a member of the Audit Committee.

        4.     Establish guidelines and procedures with respect to the rotation of audit partners and other senior personnel engaged in providing audit services in accordance with applicable law and SEC and Nasdaq regulations (including regulations with respect to the independence of the independent auditors).

        5.     At least annually, discuss with the independent auditors and review the auditors' independence from management and the Company, including the provision of non-audit services, past employment by the independent auditors of current or prospective Company personnel, the matters included in the written disclosures required by the Independence Standards Board and other relationships or services that could affect the objectivity of the independent auditors and assess and otherwise take appropriate action to oversee the independence of the independent auditors.

        6.     Review with the independent auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent auditors and management's response, if any, to such letter, as well as additional material written communications between the independent auditors and management.

        7.     Review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the independent auditors and management of the Company.

  a.
  Review the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company's annual report.

  b.
  Review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the adequacy and effectiveness of the Company's administrative, disclosure, accounting and internal control policies and procedures, including the independent auditor's judgment as to the quality of the Company's accounting principles and the performance of the internal auditors, and the following:

  (i)
  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information, including any significant deficiencies or material weaknesses in internal controls identified by the Company's independent auditors;

  (ii)
  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; and

  (iii)
  any changes in internal control over financial reporting that occurred during the most recent fiscal quarter and that have materially affected, or are reasonably likely to have materially affected or are reasonably likely to materially affect, the Company's internal control over financial reporting.

        8.     Review with management and the independent auditors the scope, adequacy and effectiveness of the Company's financial reporting controls, including analysis reports prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any special audit steps taken in the event of material control deficiencies, and an analysis of the effect of alternative GAAP methods on the Company's financial statements.

        9.     Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company (whether initiated by employees of the Company or third parties) with respect to accounting, internal accounting controls or auditing matters, which shall include procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        10.   Undertake the responsibility to investigate and resolve any disagreements between the Company's management and the independent auditors regarding the Company's financial reporting, accounting practices or accounting policies.

        11.   Meet as deemed necessary, but not less than twice annually, with senior management and the independent auditors in separate executive sessions. In connection with separate executive sessions held with the independent auditors, discuss matters relevant to the quality and integrity of the Company's financial reporting, the results of the independent auditors' examinations and inquire as to the independent auditors' evaluation of the Company's financial and accounting policies and controls.

        12.   Discuss with management and the independent auditors the results of the independent auditors' review of the Company's quarterly financial statements, prior to public disclosure or prior to the filing of the Company's Quarterly Report on Form 10-Q with the SEC. Such review shall include all matters required by applicable laws, rules and regulations to be discussed with the independent auditors prior to the filing of such report as well as such matters required to be communicated to the Committee by the independent auditors under Statement on Auditing Standards No. 61.

        13.   Discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K). Discuss with management and the independent auditors the results of the annual audit, including the auditors' judgment about the quality, not just acceptability, of accounting principles, any changes in accounting procedures, the reasonableness of significant judgments and estimates (including material changes in estimates), the clarity of the disclosures in the financial statements and any audit adjustments noted or proposed by the auditors (whether "passed" or implemented in the financial statements). Such review shall include all matters required by applicable laws, rules and regulations to be discussed with the independent auditors prior to the filing of such report as well as such matters required to be communicated to the Committee by the independent auditors under Statement on Auditing Standards No. 61. Recommend to the Board whether, based on the discussion with management and the independent auditors, the financial statements should be included in the Company's Annual Report on Form 10-K.

        14.   Review and discuss with management and the independent auditors as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the SEC.

        15.   Review and discuss with management and the independent auditors any material financial arrangements of the Company which do not appear on the financial statements of the Company and any transactions or courses of dealing with parties related to the Company which transactions are significant in size (as required by applicable Nasdaq rules) or involve terms or other aspects that differ from those that would likely be negotiated with independent parties ("Related Party Transactions").

        16.   Review and approve all Related Party Transactions.

        17.   Review with management and the independent auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to, existing critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and other matters required by applicable laws, rules and regulations to be communicated by the independent auditors to the Committee or which represent significant reporting issues or judgments.

        18.   Review with and receive a report from the independent auditors concerning: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the issuer, such as any management letter or schedule of unadjusted differences.

        19.   Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

        20.   Investigate any matter brought to the Committee's attention within the scope of the Committee's duties.

        21.   Prepare a report for inclusion in the Company's annual report or proxy statement that describes the Committee's composition and responsibilities and how those responsibilities were discharged.

        22.   Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

AUTHORITY

        The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as it deems necessary, at the Company's expense, to carry out its duties and to determine the compensation of any such advisors. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee may request any officer or employee of the Company or outside counsel or independent auditor to attend a meeting of the Committee. While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee does not itself prepare financial statement or perform audits and its members are not auditors and do not certify as to the accuracy and completeness of the Company's financial statement.

Appendix C

SPORT-HALEY, INC.

NOMINATING COMMITTEE CHARTER

Organization

        There shall be a committee of the Board of Directors (the "Board") to be known as the nominating committee. The nominating committee shall have at least three members. The nominating committee shall be composed solely of directors who are "independent" in accordance with The Nasdaq Stock Market Marketplace Rules ("Nasdaq Rules") for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet Nasdaq Rules requirements for the membership of the nominating committee. Independent nominating committee members shall be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. Vacancies on the committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office. If the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors need not be subject to the process set forth herein.

Statement of Purpose

        The purpose of the nominating committee shall be to assist the Board in identifying individuals qualified to become Directors under criteria approved by the Board, periodically review director compensation and benefits and recommend to the Board any improvements to the Company's corporate governance guidelines as it deems appropriate.

Responsibilities

        In carrying out its responsibilities, the nominating committee believes its policies and procedures should remain flexible, in order to best react to changing needs of the corporation. In carrying out these responsibilities, the nominating committee will:

        1.     Evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board's current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, such as:

    a.
    Unquestionable integrity and honesty,

    b.
    The ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

    c.
    A background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other Board members,

    d.
    Willingness and capability to take the time to actively participate in Board and Committee meetings and related activities,

    e.
    Ability to work professionally and effectively with other Board members and Company management,

    f.
    Availability to remain on the Board long enough to make an effective contribution,

    g.
    Absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues; and

    h.
    Experience with accounting rules and practices; and see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.

        2.     Balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        3.     Recommend to the Board the number and names of proposed nominees for election as Director at the Annual Meeting of Shareholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy.

        4.     Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

        5.     Submit the minutes of all meetings of the nominating committee to, or discuss the matters discussed at each committee meeting with, the Board.

        6.     Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

        7.     Monitor trends and best practices in director compensation, benefits and stock ownership guidelines and recommend changes to the Board as it deems appropriate, taking into consideration the interests of the corporation and its shareholders, maintenance of the independence of a majority of the members of the Board, the work load, time commitment and responsibilities involved in Board and committee meeting participation, and comparison with the compensation practices of comparable companies.

        8.     Monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines, and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company's By-Laws, and in the policies and practices of the Board.

        9.     Review this Nominating Committee Charter at least annually, and make any changes deemed appropriate, subject to review and approval of the full Board.

        10.   Establish and maintain procedures for the submission of unsolicited recommendations for nominees, including appropriate deadlines and the type of information that must be provided with recommendations.

        11.   Review periodically, and at least annually, the corporate governance guidelines adopted by the Board to assure that they are appropriate for the Company, and to recommend any desirable changes to the Board.

        12.   Develop and recommend to the Board, as deemed appropriate by the committee, a code of ethics and conduct for the Company's officers, directors and employees, which shall be consistent with any applicable laws, regulations and the NASD Rules. At a minimum, the code of ethics and conduct to be developed and recommended by the Committee shall codify standards that are reasonably designed to deter wrongdoing and to promote:

    a.
    Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

    b.
    Avoidance of conflicts of interest, including disclosure to an appropriate person identified in the code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

    c.
    Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

    d.
    Compliance with applicable governmental law, rules and regulations.

    e.
    The prompt internal reporting to an appropriate person identified in the code of violations of the code.

    f.
    Accountability for adherence to the code.

        13.   To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

Authority and Resources

        The nominating committee shall have the authority and resources to:

  •
  solicit ideas for director nominees from other members of the Board, and to make its own inquiries;

  •
  solicit suggestions for director nominees from management, stockholders and other sources;

  •
  engage outside search or other consultants to assist in identifying potential director nominees; and

  •
  determine funding for payment of compensation to any such consultants and ordinary administrative expenses of the nominating committee.

        All potential nominees must first be considered by the nominating committee before being contacted as possible nominees and before having their names formally considered by the full Board.

Appendix D

SPORT-HALEY, INC.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        It is the policy of Sport-Haley, Inc. (the "Company") that all officers, directors and employees conduct business on behalf of the Company in an honest and ethical manner. In addition, the senior financial officers of the Company, which include the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and any other person performing similar functions, are expected to comply with the ethical standards and guidelines set forth below (the "Code of Ethics").

        The Company expects that each senior financial officer will read and understand this Code of Ethics and refer to it as necessary. This Code of Ethics underscores the serious approach that must be taken to address the ethical issues that confront the Company. Accordingly, senior financial officers of the Company shall not commit acts contrary to the Code of Ethics, nor shall they condone the commission of such acts by others within the Company.

Honest and Ethical Conduct

        The senior financial officers of the Company are expected to exhibit and promote the highest standards of honest and ethical conduct by:

  •
  Carrying out their duties on behalf of the Company in accordance with the Code of Conduct, including handling actual or apparent conflicts of interest between personal and professional relationships;

  •
  Complying with all applicable governmental laws, rules and regulations as more specifically address in the Code of Conduct; and

  •
  Educating staff members regarding applicable governmental laws, rules and regulations and promoting compliance by staff members with respect to such laws, rules and regulations.

Financial Records and Periodic Reports

        As a public company, the Company is committed to full, fair, accurate, timely and understandable disclosure in reports and documents that it files with, or submits to, the SEC and in other public communications made by the Company. In support of this commitment, the Company has, among other measures, (a) designed and implemented disclosure controls and procedures (within the meaning of applicable SEC rules); (b) established a Disclosure Committee, which includes and imposes duties on each of the Senior Executive and Financial Officers; and (c) set forth requirements relating to the maintenance of accurate and complete records, the prohibition of false, misleading or artificial entries on its books and records, and the full and complete documentation and recording of transactions in the Company's accounting records. In addition to performing their duties and responsibilities under these requirements, each of the senior financial officers will establish and manage the Company's reporting systems and procedures with due care and diligence to ensure that:

  •
  Reports filed with or submitted to the SEC and other public communications contain information that is full, fair, accurate, timely and understandable and do not misrepresent or omit material facts.

  •
  Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with generally accepted accounting principles and the Company's established financial policies.

  •
  Retention or disposal of Company records is in accordance with established Company policies and applicable legal and regulatory requirements.

        In addition, the senior financial officers of the Company are expected to promote full and fair disclosure of accurate, complete and relevant information concerning the Company by:

  •
  Encouraging open communications with senior management of the Company and accountants engaged in financial audits of the Company to promote full disclosure of all relevant and material financial information (both favorable and unfavorable) of the Company;

  •
  Establishing procedures for staff members to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior, without fear of retaliation or harassment;

  •
  Establishing and administering financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely and relevant information; and

  •
  Providing full, fair, accurate, relevant, timely and understandable information for inclusion in the Company's periodic reports and in other public communications made by the Company.

Compliance Procedures

        It is the policy of the Company to comply strictly with all laws governing its operations and to conduct its affairs in keeping with the highest moral, legal and ethical standards. Accordingly, the senior financial officers will comply with all applicable governmental laws, rules and regulations and the standards and procedures contained in this Code of Ethics. The Company expects all of its senior financial officers to comply with this Code of Ethics and encourages each such officer to talk to his or her immediate supervisor, or the Company's Chief Executive Officer or the chairperson of the Audit Committee when in doubt as to whether a situation violates this Code of Ethics.

        Any senior financial officer who becomes aware of any existing or potential situation or transaction that may be in conflict with the intent of this Code of Ethics is required to promptly notify his or her immediate supervisor or the Company's Chief Executive Officer or the chairperson of the Audit Committee. Failure to do so is, itself, a violation of this Code of Ethics. The supervisor, or the Company's Chief Executive Officer or the chairperson of the Audit Committee, as applicable, will determine what action, if any, is necessary, and will recommend that action for approval to the Board of Directors of the Company.

        In those circumstances where reporting to an immediate supervisor or the Chief Executive Officer is impossible, inappropriate or simply uncomfortable, or in those circumstances where the immediate supervisor or Chief Executive Officer has failed to take appropriate action, the senior financial officer is required to report such concern in writing to the chairperson of the Audit Committee.

        If a violation of this Code of Ethics is discovered, and the senior financial officer in question has acted in good faith, it is the Company's policy to allow a reasonable amount of time for the senior financial officer to correct the situation.

        To encourage senior financial officers to report all violations of this Code of Ethics and to raise questions concerning compliance with the Code of Ethics, the Company will not permit retaliation or harassment for reports made or concerns raised in good faith. "Good faith" does not mean that a report or concern must be correct, but it does require that the senior financial officer making the report or raising the concern believes that he or she is providing truthful information.

        All questions relating to how this Code of Ethics should be interpreted or applied, recommendations for amendment to its provisions and/or action arising from a failure to abide by the terms set forth herein, should be directed to the chairperson of the Audit Committee. All newly appointed senior financial officers of the Company must certify that they have read, understand and will comply with this Code of Ethics by signing and returning, to the chairperson of the Audit Committee, a copy of the attached Exhibit A.

Amendments to and Waivers of the Code of Ethics

        From time to time, the Company may amend or waive certain provisions of this Code of Ethics. Any senior financial officer who believes that a waiver may be called for should contact the chairperson of the Audit Committee. Amendments to and waivers of the Code of Ethics may be made only by the Board of Directors of the Company or a committee of the Board, and must promptly be disclosed on the Company's website, if appropriate, or by filing a Form 8-K with the Securities and Exchange Commission.

Exhibit A

Sport-Haley, Inc.

Acknowledgment Certification
Code of Ethics for Senior Financial Officers

        I hereby certify that I have read and understand the attached Sport-Haley, Inc. Code of Ethics for Senior Financial Officers. Pursuant to such Code of Ethics, I recognize that I must disclose or report all transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code of Ethics. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code of Ethics has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including termination.

Date:

Signature
Print Name:

4600 East 48th Avenue
Denver, CO 80216
(303) 320-8800
www.sporthaley.com

SPORT-HALEY, INC.

Annual Meeting of Shareholders to be held on March 31, 2004

  This proxy is solicited by the Board of Directors of Sport-Haley, Inc.

        KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the "Company") hereby constitutes and appoints Robert G. Tomlinson, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held March 31, 2004 and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 1, 2004, receipt of which is acknowledged.

        The Board of Directors recommend a vote for proposals 1 and 2.

1.
To consider and act upon a proposal to elect Messrs. Robert G. Tomlinson, Kevin M. Tomlinson, Mark J. Stevenson, Ronald J. Norick, James H. Everest and James R. TenBrook as directors to hold office for one-year terms or until their successors are elected and qualified.

  ☐ FOR ELECTION OF ALL NOMINEES (Except as shown below)

  ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

  Instructions: To withhold authority to vote for any individual nominee, strike through the nominee's name below:

    Robert G. Tomlinson
    Kevin M. Tomlinson
    Mark J. Stevenson
    Ronald J. Norick
    James H. Everest
    James R. TenBrook

2.
To ratify the appointment of Hein + Associates LLP as auditors of the Company.

  ☐ FOR RATIFICATION

  ☐ AGAINST RATIFICATION

  ☐ ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

  ☐ AUTHORIZED TO VOTE

  ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND THE PROXY HOLDER WILL VOTE ON ANY PROPOSAL UNDER ITEM 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.

Dated:
Signature
Dated:
Signature if held jointly

QuickLinks

PROXY STATEMENT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
OTHER MATTERS
PROPOSALS TO BE VOTED UPON
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
NOMINATING COMMITTEE CHARTER
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
Annual Meeting of Shareholders to be held on March 31, 2004